Exhibit 99.1

PRESS RELEASE

Frequency Electronics, Inc. Announces Third Quarter and Fiscal Year 2026 Financial Results

Mitchel Field, NY, March 11, 2026 – Frequency Electronics, Inc. (“FEI” or the “Company”) (NASDAQ-FEIM) is pleased to announce its financial results for the third quarter and fiscal year 2026.

Revenue for the three and nine months ended January 31, 2026, was approximately $16.9 million and $47.8 million, respectively, compared to $18.9 million and $49.8 million, respectively, reported for the same period of fiscal year 2025. Operating income for the three and nine months ended January 31, 2026 was $1.3 million and $3.3 million, respectively, compared to $3.5 million and $8.5 million, respectively, reported for the same period of the previous fiscal year. Net Income from operations for the three and nine months ended January 31, 2026, was $1.6 million or $0.16 per diluted share and $4.0 million or $0.41 per diluted share, respectively, compared to a net income from operations for the three and nine months ended January 31, 2025 of $15.4 million or $1.60 per diluted share and $20.5 million or $2.14 per diluted share, respectively. Net cash used in operating activities was approximately $0.8 million in the nine months of fiscal year 2026, compared to net cash used in operations of $1.3 million for the same period of fiscal year 2025. Backlog at January 31, 2026 was approximately $83 million compared to $70 million at April 30, 2025.

FEI President and CEO, Tom McClelland commented, “Our third quarter fiscal year 2026 performance was strong by a number of measures, with revenue of $16.9 million, and a record $83 million funded backlog. Revenue quarter over quarter was basically flat, yet the quarterly revenue still represents the fourth highest quarterly revenue in the last decade. More importantly, though our business does not proceed in a perfectly linear fashion, we have established a new higher base in recent years, and we anticipate building upon that base now and in the years to come. As we look into the current fiscal fourth quarter and beyond, we have many reasons to be optimistic about our business going forward.

“As announced separately, we have very recently received two new contracts worth approximately $45M, as large as any contracts we have ever won. This near-term growth is largely based on FEI’s core technologies, for which we have deep experience, and thus confidence in our ability to execute this work with high margins. The evidence suggests that this core business will continue to grow for years to come. On top of this, as we have previously said, the Company is pursuing additional growth opportunities in quantum sensing, including magnetometers and other alternative position, navigation and timing (ALT-PNT) solutions, and proliferated satellite applications. We have already won business this fiscal year in quantum sensing, magnetometers and, now, with today’s separate award release, in proliferated satellites. These business lines are expected to contribute significantly to expansion of FEI’s markets, and to growth in the 3-to 5-year time frame, and beyond. This growth has already started with awards won this year, and we expect additional meaningful awards later in this calendar year. In other words, we expect continued strength in our core business to build a multi-year bridge to our next generation growth opportunities, and we believe these future growth opportunities will be additive to, not substitutive of, our strong core business in space and defense. All of this sets the stage for us to be a substantially larger company, as we are well on our way to meeting and surpassing $100 million of funded backlog.

“As for our balance sheet, it is important to recognize that the amount of cash reported as of the quarter ended January 31 should represent the low point going forward. Our use of cash this fiscal year was a combination of investments made by the company, purchases of stock, and the timing of some collections coming in early in this fiscal fourth quarter that were anticipated in the third quarter. Specifically, we have already collected over $11M in cash since February 1, 2026, and we expect that to continue building through the quarter. So we remain a debt-free company, with a healthy and growing cash position, and a long trajectory of business wins ahead of us. As we layer these wins onto our previously made investments, we should see meaningful operating leverage flow through the income statement in the coming years, setting the stage for substantial top-line growth, profitability and cash generation. We will share more color on our earnings call today, but in short: the future is very bright for FEI, and as we demonstrated with our wins announced today, the future is already here.”

Investor Conference Call

As previously announced, the Company will hold a conference call to discuss these results on Wednesday, March 11, 2026, at 4:30 PM Eastern Time. Investors and analysts may access the call by dialing 1-888-506-0062. International callers may dial 1-973-528-0011. Callers should provide participant access code: 118136 or ask for the Frequency Electronics conference call.

The archived call may be accessed by calling 1-877-481-4010 (domestic), or 1-919-882-2331 (international), for one week following the call (replay passcode: 53752). Subsequent to that, the call can be accessed via a link available on the Company’s website through June 11, 2026.

About Frequency Electronics

Frequency Electronics, Inc. (FEI) is a world leader in the design, development and manufacture of high precision timing, frequency generation and RF control products for space and terrestrial applications. FEI’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR and electronic warfare, missiles, UAVs, aircraft, GPS, secure communications, energy exploration and wireline and wireless networks. FEI-Zyfer provides GPS and secure timing capabilities for critical military and commercial applications; FEI-Elcom Tech provides Electronic Warfare (“EW”) sub-systems and state-of-the-art RF and microwave products. FEI has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOD programs. The Company invests significant resources in research and development to expand its capabilities and markets.

www.frequencyelectronics.com

FEI’s Mission Statement: “Our mission is to transform discoveries and demonstrations made in research laboratories into practical, real-world products. We are proud of a legacy which has delivered precision time and frequency generation products, for space and other world-changing applications that are unavailable from any other source. We aim to continue that legacy while adapting our products and expertise to the needs of the future. With a relentless emphasis on excellence in everything we do, we aim, in these ways, to create value for our customers, employees, and stockholders.”

Forward-Looking Statements

The statements in this press release regarding future earnings and operations and other statements relating to the future constitute “forward-looking” statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, our inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, reliance on key customers, continued acceptance of the Company’s products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, other supply chain related issues, increasing costs for materials, operating related expenses, competitive developments, changes in manufacturing and transportation costs, the availability of capital, the outcome of any litigation and arbitration proceedings, and failure to maintain an effective system of internal controls over financial reporting. The factors listed above are not exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the Securities and Exchange Commission. The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed on July 18, 2025 with the Securities and Exchange Commission includes additional factors that could materially and adversely impact the Company’s business, financial condition and results of operations, as such factors are updated from time to time in our periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New factors emerge from time to time and it is not possible for management to predict the impact of all these factors on the Company’s business, financial condition or results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by the Company or its management may turn out to be incorrect. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact information: Dr. Thomas McClelland, President and Chief Executive Officer;

Steven Bernstein, Chief Financial Officer;

Telephone: (516) 794-4500 ext.5000	WEBSITE: www.freqelec.com

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	(unaudited)		(unaudited)
	2026	2025	2026	2025
Revenues	$16,890	$18,927	$47,829	$49,825
Cost of revenues	10,264	10,642	29,585	27,222
Gross margin	6,626	8,285	18,244	22,603
Selling and administrative	3,593	3,380	10,800	9,614
Research and development	1,763	1,436	4,095	4,536
Operating income	1,270	3,469	3,349	8,453
Interest and other, net	170	112	418	484
Income before income taxes	1,440	3,581	3,767	8,937
Benefit for income taxes	(127)	(11,824)	(235)	(11,552)
Net income	$1,567	$15,405	$4,002	$20,489

Net income per share:
Basic income per share	$0.16	$1.60	$0.41	$2.14
Diluted income per share	$0.16	$1.60	$0.41	$2.14

Weighted average shares outstanding
Basic	9,797	9,632	9,760	9,585
Diluted	9,797	9,632	9,760	9,589

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2026	April 30, 2025
	(unaudited)
ASSETS
Cash and cash equivalents	$86	$4,720
Accounts receivable, net	10,723	5,914
Contract assets	14,692	17,914
Inventories, net	25,834	23,487
Other current assets	1,219	1,071
Property, plant & equipment, net	6,955	6,188
Other assets	13,151	12,374
Deferred taxes	12,280	12,045
Right-of-use assets – operating leases	7,860	8,659
Restricted cash	1,392	1,365
	$94,192	$93,737

LIABILITIES AND STOCKHOLDERS’ EQUITY
Lease liability – current	$2,145	$2,027
Contract liabilities	9,889	13,454
Other current liabilities	8,148	7,950
Other long-term obligations	7,782	7,957
Operating lease liability – non-current	5,985	6,729
Stockholders’ equity	60,243	55,620
	$94,192	$93,737

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